UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2016

STRAIGHT PATH COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36015	45-2457757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 Hickory Park Drive, Suite 218 Glen Allen, Virginia	23059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 433-1522

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed on Form 8-K filed on July 22, 2016, with the Securities and Exchange Commission, Straight Path Communications Inc. (“Straight Path” or the “Registrant”) informed the Federal Communications Commission (the “Commission”) of the conclusions of an independent investigation into allegations in an anonymous report posted in November 2015 regarding the circumstances under which certain of the Registrant’s 39 GHz spectrum licenses were renewed by the Commission in 2011 and 2012.

The Registrant has provided certain information requested by the Commission. Straight Path intends to continue to cooperate with the Commission in this matter, and hopes to bring it to a satisfactory resolution in a timely manner. The Registrant cannot, at this time, give any assurances as to how the Commission may proceed in this matter. If the Commission were to conclude that the Registrant has not complied with the Commission’s rules, the Commission may impose fines and/or additional reporting or operational requirements, condition or revoke the Registrant’s licenses, and/or take other action. If the Commission were to revoke a significant portion of the Registrant’s licenses or impose material conditions on the use of its licenses, it could have a material adverse effect on the value of the Registrant’s spectrum licenses and its ability to generate revenues from utilization of its spectrum assets.

As previously disclosed, Straight Path began deploying equipment across its 39 GHz holdings as part of a broader long-term strategy to provide next generation fixed and mobile services using the Company’s licensed spectrum. Straight Path can confirm that 39 GHz equipment is currently being operated by lessees across nearly 90% of its spectrum holdings by MHz-Pop, and is continuing its efforts to ensure that equipment is deployed across 100% of its 39 GHz spectrum holdings.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRAIGHT PATH COMMUNICATIONS INC.

Dated: August 19, 2016	By:	/s/ Jonathan Rand
Name: Jonathan Rand Title: Chief Financial Officer

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